Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the refernece to our firm under the capition “Counsel and Independent Registered Public Accounting Firm,” in this Registration Statement (Form N-1A Nos. 333-100610 and 811-21236) of Dreyfus Premier Stock Funds.

Ernst & Young LLP

New York, New York
July 24, 2007